EXHIBIT 23.02

PricewaterhouseCoopers	KPMG Accountants NV
Reviseurs d’Entreprises SCCRL
Woluwedal 18	Burgemeester Rijnderslaan 10-20
B-1932 Sint-Stevens-Woluwe	1185 MC Amstelveen
Belgium	The Netherlands

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 20, 2002, (relating to the financial statements of Fortis not presented separately therein) included in Suez’s Annual Report on Form 20-F for the year ended December 31, 2003 (No 1-15232), filed on June 28, 2004.

May 13, 2005	May 13, 2005

PricewaterhouseCoopers	KPMG Accountants NV
Reviseurs d’Entreprises SCCRL
Brussels, Belgium	Amstelveen, The Netherlands
Represented by

/s/ Yves Vandenplas Yves Vandenplas	/s/ KPMG Accountants N.V.

Exh. 23.02 -1